Exhibit (a)(1)(F)

DRAFT E-MAIL REMINDERS TO ELIGIBLE EMPLOYEES HOLDING ELIGIBLE OPTIONS

October 30, 2008 – One Week After Commencement of Offer

Date:

To: Eligible Employees Holding Eligible Options

From: Jennifer Hawkins, Exchange Administrator

Re: Reminder About Offer to Exchange Certain Outstanding Options for Restricted Stock Units

REMINDER — We have just completed week one of the Offer, as described in Exar Corporation’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units dated October 23, 2008, including all attachments thereto (the “Offer to Exchange”). Defined terms not explicitly defined herein shall have the same definitions as in the Offer to Exchange.

If you are electing to exchange any of your Eligible Options in the Offer, you must deliver a properly completed, signed and dated Election Form to the Exchange Administrator in accordance with the instructions to the Election Form prior to the Expiration Time (currently expected to be 5:00 p.m., U.S. Pacific Time, on November 21, 2008, unless Exar extends the Offer).

A copy of the Election Form can obtained by contacting the Exchange Administrator at 510-668-7078 or jennifer.hawkins@exar.com. We cannot accept late submissions, and therefore we urge you to respond early to avoid any last minute problems.

If you are not electing to tender any of your outstanding Eligible Options for exchange, then no action is required on your part.

You may submit questions about the Offer to Exchange to the Exchange Administrator at 510-668-7078 or jennifer.hawkins@exar.com.

November 17, 2008 – Final Week

Date:

To: Eligible Employees Holding Eligible Options

From: Jennifer Hawkins, Exchange Administrator

Re: Reminder About Offer to Exchange Certain Outstanding Options for Restricted Stock Units

REMINDER — We are entering the final week of the Offer, as described in Exar Corporation’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units dated October 23, 2008, including all attachments thereto (the “Offer to Exchange”). Defined terms not explicitly defined herein shall have the same definitions as in the Offer to Exchange.

If you are electing to exchange any of your Eligible Options in the Offer, you must deliver a properly completed, signed and dated Election Form to the Exchange Administrator in accordance with the instructions to the Election Form prior to the Expiration Time (currently expected to be 5:00 p.m., U.S. Pacific Time, on November 21, 2008, unless Exar extends the Offer).

A copy of the Election Form can obtained by contacting the Exchange Administrator at 510-668-7078 or jennifer.hawkins@exar.com. We cannot accept late submissions, and therefore we urge you to respond early to avoid any last minute problems.

If you are not electing to tender any of your outstanding Eligible Options for exchange, then no action is required on your part.

You may email questions about the Offer to Exchange to the Exchange Administrator at 510-668-7078 or jennifer.hawkins@exar.com.

November 21, 2008 – Last Day (Offer Expiration Date)

Date:

To: Eligible Employees Holding Eligible Options

From: Jennifer Hawkins, Exchange Administrator

Re: Reminder About Offer to Exchange Certain Outstanding Options for Restricted Stock Units

REMINDER — Today is the last day to elect to exchange your Eligible Options in the Offer, as described in Exar Corporation’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units dated October 23, 2008, including all attachments thereto (the “Offer to Exchange”). Defined terms not explicitly defined herein shall have the same definitions as in the Offer to Exchange.

If you are electing to exchange any of your Eligible Options in the Offer, you must deliver a properly completed, signed and dated Election Form to the Exchange Administrator in accordance with the instructions to the Election Form prior to the Expiration Time (currently expected to be 5:00 p.m., U.S. Pacific Time, on November 21, 2008, unless Exar extends the Offer).

A copy of the Election Form can obtained by contacting the Exchange Administrator at 510-668-7078 or jennifer.hawkins@exar.com. We cannot accept late submissions, and therefore we urge you to respond early to avoid any last minute problems.

If you are not electing to tender any of your outstanding Eligible Options for exchange, then no action is required on your part.

You may email questions about the Offer to Exchange to the Exchange Administrator at 510-668-7078 or jennifer.hawkins@exar.com.